UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 1, 2019

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on October 10, 2019, Cerecor Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Aytu Bioscience, Inc. (“Aytu”) to sell the Company’s rights, title and interest in, assets relating to its pediatric portfolio, namely Aciphex® Sprinkle™ , Cefaclor for Oral Suspension, Karbinal™ ER, Flexichamber™ , Poly-Vi-Flor® and Tri-Vi-Flor™ (the “Acquired Assets”). On November 1, 2019, the Company and Aytu entered into the First Amendment to Asset Purchase Agreement (the “First Amendment”). The First Amendment, among other things, made certain technical changes to the Purchase Agreement, including changes to the mechanics surrounding the conversion of the shares of convertible preferred stock of Aytu the Company received under the Purchase Agreement.

On November 1, 2019, in conjunction with the closing of the Acquisition (as defined below), the Company entered into a Guarantee (the “Guarantee”) in favor of Deerfield CSF, LLC, Peter Steelman and James Flynn (the “Creditors”). As previously disclosed in the Prior 8-K (as defined below), in conjunction with the Acquisition, Aytu assumed all of the Company’s liabilities under a Membership Interest Purchase Agreement, dated February 5, 2016, between the Company and the Creditors (the “MIPA”), including payments of royalty and debt obligations totaling approximately $26 million to the Creditors. The Guarantee guarantees the payment by Aytu of the assumed liabilities to the Creditors under the MIPA.

On November 1, 2019, the Company also entered into a contribution agreement (the “Contribution Agreement”) with Armistice Capital Master Fund, Ltd. (“Armistice”) and Avadel US Holdings Inc. (“Avadel”), which governs contribution rights and obligations of the Company, Armistice and Avadel with respect to amounts that are paid by Armistice and Avadel to the Creditors under certain guarantees made by Armistice and Avadel to the Creditors. Armistice, an affiliate of the Company, is the Company’s largest stockholder and Armistice’s Chief Investment Officer, Steven Boyd, currently sits on the Company’s Board of Directors. In compliance with its policies on related party transactions, the Contribution Agreement was reviewed and approved by the Audit Committee of the Board of Directors of the Company.

The foregoing descriptions of the First Amendment, the Guarantee and the Contribution Agreement do not purport to be complete and are qualified in their entirety by reference to the First Amendment, the Guarantee and the Contribution Agreement. Copies of the First Amendment, the Guarantee and the Contribution Agreement are incorporated by reference as Exhibits 2.1, 10.1 and 10.2, respectively.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2019, the Company and Aytu completed the previously announced disposition to Aytu (the “Acquisition”) of the rights, title and interest in, the Acquired Assets, pursuant to the terms of the Purchase Agreement. The Company previously disclosed its entry into the Purchase Agreement in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 15, 2019 (the “Prior 8-K”).

Pursuant to the Purchase Agreement, the Company sold and transferred, and Aytu purchased and acquired, the Acquired Assets. At closing, the Company received net proceeds of approximately $17 million in a combination of cash and convertible preferred stock and assumed certain of the Company’s liabilities, including the Company’s payment obligations payable to Deerfield CSF, LLC in the amount of $15 million and certain other liabilities in excess of $11 million.

The Company’s largest shareholder, Armistice, is also the largest shareholder of Aytu. As of November 1, 2019, Armistice beneficially owned approximately 63% of the Company’s common stock. Stephen Boyd currently sits on the Company’s Board of Directors and Aytu’s Board of Directors. In compliance with its policies on related party transactions, the Acquisition was reviewed and approved by a special committee of the Board of Directors of the Company comprised of independent directors who had no personal interests in the Acquisition.

Other than the relationship described above, no material relationship exists between the Company or any of its affiliates, directors or officers or any associate of any such director or officer, on one hand, and Aytu or its affiliates, on the other hand, other than in respect of the Purchase Agreement. Pursuant to the Purchase Agreement at closing the parties entered into certain ancillary agreements including the Contribution Agreement.

The description of the Purchase Agreement contained in Item 1.01 of the Prior 8-K is incorporated herein by reference. The summary of the Purchase Agreement and the transactions contemplated thereby contained in the Prior 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement filed as Exhibit 2.1 to the Prior 8-K, which is incorporated herein by reference.

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Item 7.01. Regulation FD Disclosure.

On November 4, 2019, the Company issued a press release announcing the closing of the Acquisition described above in Item 2.01. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.         Description

2.1	First Amendment to the Asset Purchase Agreement, dated November 1, 2019, by and between Cerecor Inc. and Aytu Bioscience, Inc.*

10.1	Guarantee dated November 1, 2019, by and between Cerecor Inc. and Deerfield CSF, LLC, Peter Steelman and James Flynn.

10.2	Contribution Agreement, dated November 1, 2019, by and between Cerecor Inc., Armistice Capital Master Fund, Ltd. And Avadel US Holdings Inc.

99.1	Press release, dated November 4, 2019, entitled “Cerecor Closes Deal to Sell Pediatric Portfolio.”

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: November 4, 2019	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

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